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                                                                     EXHIBIT 3.2

                                 TRUST AGREEMENT

            TRUST AGREEMENT, dated as of April 13, 2004, is entered into by and between Macquarie Infrastructure Assets LLC, a Delaware limited liability company (the "Sponsor"), Wells Fargo Delaware Trust Company, a Delaware banking corporation (the "Delaware Trustee"), and Peter Stokes and Alan Stephen Peet, as the initial regular trustees (each a "Regular Trustee" and collectively with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

            1. The trust created hereby shall be known as Macquarie Infrastructure Assets Trust (the "Trust"), in which name the Trustees may, as directed by the Sponsor in writing from time to time, conduct the business of the Trust, make and execute contracts, and sue and be sued.

            2. Simultaneously with the execution hereof, the Sponsor hereby issues to the Trust 100 shares of stock of the Sponsor representing all of the presently issued and outstanding limited liability company interests of the Sponsor (the "Sponsor shares"). The Trustees hereby acknowledge receipt of such Sponsor shares in trust from the Sponsor, which shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. Upon the formation of the Trust, the Sponsor shall be the sole Sponsor and sole beneficial owner (within the meaning of the Act (as hereinafter defined)) of the Trust. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801, et seq. (the "Act") and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.

            3. The purposes of the Trust are to (i) issue Shares represented by certificates in the form attached hereto as Exhibit B, each Share representing an undivided beneficial interest in one underlying Sponsor Share owned by the Trust, in exchange for Sponsor Shares, (ii) own the Sponsor Shares and (iii) engage in such other activities as are necessary, convenient or incidental thereto. Each person or entity in whose name a Share is registered on the books of the Trust shall be a "beneficial owner" within the meaning of the Act. It is the intention that this Trust qualify as a grantor trust under section 301.7701-4 of the Treasury regulations; in accordance therewith, the Trustees shall have no power under this Trust Agreement to vary the investment of the beneficial owners. There shall be no implied duties or obligations of the Trustees hereunder. Any action by the Trustees in accordance with their respective powers shall constitute the act of and serve to bind the Trust. The Delaware Trustee shall be a trustee for purposes of fulfilling the requirements of Section 3807 of the Act. Notwithstanding any other provision of this Trust Agreement, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Regular Trustees described in this Trust Agreement. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions of the Trust or of the Regular Trustees.

            4. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Trust

                                      -1-

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Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as the Sponsor may instruct them (i) is required by applicable law, or (ii) as may be necessary to obtain, prior to such execution or delivery, any licenses, consents or approvals required by applicable law or otherwise.

            5. The Sponsor is hereby authorized and directed, on behalf of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-1 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Shares under the Securities Act of 1933, as amended, and (b), as applicable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the Shares under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended;
(ii) to prepare and file with the New York Stock Exchange and/or any other exchange and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Shares to be listed on the New York Stock Exchange and/or any other exchange; (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Shares under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of, and execute on behalf of the Trust, any underwriting agreements, purchase agreements or other agreements relating to the public offering or any future issuance of the Shares in exchange for Sponsor shares; (v) to execute and deliver, in each case on behalf of the Trust, such certifications or reports required by the Sarbanes-Oxley Act of 2002 from time to time as may be necessary or proper to the conduct of the business of the Trust; (vi) to execute and deliver, in each case on behalf of the Trust, such agreements, instruments, certificates and documents, and to make filings with or representations on behalf of the Trust, to the City of Chicago as may be necessary in connection with the potential acquisition of Macquarie District Energy Holdings LLC; and (vii) to negotiate the terms of, and execute on behalf of the Trust, such agreements, documents and certificates, and to do such other acts and things as the Sponsor may deem to be necessary or advisable in order to carry out the purpose and intent of the Trust. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i) - (vii) above, (A) any Regular Trustee (or his or her attorneys in fact and agents or the Sponsor as permitted herein) is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document. In connection with all of the foregoing, the Sponsor and each Regular Trustee, solely in his or her capacity as a trustee of the Trust, hereby constitute and appoint Peter Stokes and David Mitchell and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor and each Regular Trustee and in the Sponsor's and each Regular Trustee's name, place and stead, in any and all capacities to sign and file (i) the 1933 Act Registration Statement and, as applicable, the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits thereto, and other documents in connection therewith, and (ii), as applicable, a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and

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perform each and every act and thing and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or any Regular Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

            6. Except as provided above, the Sponsor hereby acknowledges and agrees that the Trustees are authorized, directed and instructed to act, only as specifically authorized in writing by the Sponsor.

            Any written instructions, notwithstanding any error in the transmission thereof or that such instructions may not be genuine, shall, as against the Sponsor and in favor of the Trustees, be conclusively deemed to be valid instructions from the Sponsor to the Trustees for the purposes of this Trust Agreement, if reasonably believed by the Trustees to be genuine and if not otherwise insufficient on the face of such written instructions; provided, however, that a Trustee in its discretion may decline to act upon any instructions where they are not received by such Trustee in sufficient time for such Trustee to act upon or in accordance with such instructions, where such Trustee has reasonable grounds for concluding that the same have not been accurately transmitted or are not genuine or where such Trustee believes in good faith that complying with such instructions is contrary to law or might subject such Trustee to any liability. If a Trustee declines to act upon any instructions for any reason set out in the preceding sentence, it shall notify the Sponsor and the other Trustees in writing forthwith after it so declines.

            7. The Trustees shall not be liable for any act or omission in the course of or connected with their performance hereunder, except only that each Trustee shall be subject to liability and assume the entire responsibility for direct damages suffered by the Sponsor or any other Person occasioned by such Trustee's own gross negligence or willful misconduct or the gross negligence or willful misconduct of any of such Trustee's directors, officers or employees in the rendering of its performance hereunder, as determined by a court of competent jurisdiction.

            The Trustees shall incur no liability to anyone in acting upon any document reasonably believed by them to be genuine (which is not insufficient on its face) and to have been signed by the proper Person or Persons. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate, if relied upon by the Trustees in good faith, shall constitute full protection to the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon.

            In no event shall the Trustees be liable for (A) acting in accordance with instructions from the Sponsor, (B) special or consequential damages or (C) the acts or omissions of their nominees, correspondents, designees, agents or subagents appointed by them in good faith.

            In the event that the Trustees are unsure of the course of action to be taken

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by them hereunder, the Trustees may request instructions from the Sponsor and to the extent the Trustees follow such instructions in good faith they shall not be liable to any Person. In the event that no instructions are provided within the time requested by the Trustees, they shall have no duty or liability for their failure to take any action or for any action they take in good faith and in accordance with the terms hereof.

            8. The Trustees may resign upon thirty days prior notice to the Sponsor.

            9. Legal title to all assets of the Trust shall be vested in the Trust.

            10. The Sponsor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Trustees, (ii) any officer, director, shareholder, employee, representative or agent of the Trustees, and (iii) any employee or agent of the Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

            11. This Trust Agreement may be amended or restated by, and only by, a written instrument executed by the Trustees and the Sponsor.

            12. The Trust shall terminate and be of no further force or effect:
(i) upon the filing of a Certificate of Cancellation or its equivalent with respect to the Sponsor or the failure of the Sponsor to revive its charter within ten (10) days following the revocation of the Sponsor's charter; (ii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; and (iii) upon the written election of the Sponsor. As soon as is practicable after the occurrence of an event referred to above, the Regular Trustees or any one of them shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

            This Trust Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES

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TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE
NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

            13. If any provision of this Trust Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

            14. This Trust Agreement may contain one or more counterparts of the signature page. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

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            IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                             MACQUARIE INFRASTRUCTURE ASSETS LLC
                                             as Sponsor

                                             By: /s/ Peter Stokes
                                                 ------------------------------
                                                 Name: Peter Stokes
                                                 Title: Chief Executive Officer

                                             WELLS FARGO DELAWARE
                                             TRUST COMPANY, not in its
                                             individual capacity but solely as
                                             Delaware Trustee

                                             By: /s/ Edward L. Truitt, Jr.
                                                --------------------------------
                                                Name:  EDWARD L. TRUITT, JR.
                                                      --------------------------
                                                Title: VICE PRESIDENT
                                                      --------------------------

                                             /s/ Peter Stokes
                                             -------------------------------
                                             Name: Peter Stokes
                                             Title: Regular Trustee

                                             /s/ Alan Stephen Peet
                                             -------------------------------
                                             Name: Alan Stephen Peet
                                             Title: Regular Trustee

                                       -6-

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                                    EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                      MACQUARIE INFRASTRUCTURE ASSETS TRUST

            This Certificate of Trust is being duly executed and filed on behalf of the statutory trust formed hereby by the undersigned, being the initial Trustees of the Trust, to form a statutory trust pursuant to the Delaware Statutory Trust Act (12 Del. C. Sections 3801, et seq.).

            1. Name. The name of the statutory trust formed hereby is Macquarie Infrastructure Assets Trust.

            2. Delaware Trustee.The name and address of the Trustee of the Trust with a principal place of business in the State of Delaware is Wells Fargo Delaware Trust Company, 919 N. Market Street, Suite 700, Wilmington, DE 19801.

            3. Effective Date. This Certificate of Trust shall become effective upon filing in the Office of the Secretary of State of the State of Delaware.

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            IN WITNESS WHEREOF, the undersigned, as initial Trustees, have executed this Certificate of Trust as of this ____ day of April, 2004.

                                             WELLS FARGO DELAWARE
                                             TRUST COMPANY, not in its
                                             individual capacity but solely as
                                             Delaware Trustee

                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________

                                             ________________________________
                                             Name: Peter Stokes
                                             Title: Regular Trustee

                                             ________________________________
                                             Name: Alan Stephen Peet
                                             Title: Regular Trustee